AMENDMENT No. 1 TO SHAKE SHACK INC.
2015 INCENTIVE AWARD PLAN
This AMENDMENT NO. 1 TO 2015 INCENTIVE AWARD PLAN, dated and effective as of April 26, 2016 (this “Amendment”), is entered into by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Shake Shack Inc., a Delaware corporation (the “Company”). All capitalized terms defined herein but not used herein shall have the meanings as ascribed to such terms in the 2015 Incentive Plan (as defined below).
W I T N E S S E T H:
WHEREAS, on January 29, 2015, the Board and its stockholders approved the Shake Shack Inc. 2015 Incentive Award Plan (as amended, the “2015 Incentive Plan”), which provides for, among other things, the grant, at the discretion of the Committee (as Administrator), of Awards to certain eligible individuals upon the terms and subject to the provisions of the 2015 Incentive Plan; and
WHEREAS, pursuant to Section 14.1 of the 2015 Incentive Plan, the 2015 Incentive Plan may be partially amended by the Committee.

NOW, THEREFORE, the Committee hereby amends the 2015 Incentive Plan as follows:

A.	Section 2.41 of the 2015 Incentive Plan is hereby amended and restated in its entirety as follows (with emphasis on added or deleted terms):

“2.41 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:
(a)    The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, ~~and~~ (D) amortization and (E) rent); (ii) gross or net sales or revenue; (iii) revenue growth or product revenue growth; (iv) net income (either before or after taxes); (v) same-store sales ~~adjusted net income~~; (vi) operating earnings or profit (either before or after one or more of the following: (A) general and administrative expenses, (B) depreciation, (C) pre-opening costs, (D) loss on disposal of property and equipment, (E) occupancy and related expenses and (F) utilities) ~~taxes~~; (vii) cash flow (including, but not limited to, operating cash flow and free cash flow); (viii) return on assets or net assets; (ix) return on capital and cost of capital; (x) return on stockholders’ equity; (xi) total stockholder return; (xii) return on sales; (xiii) gross or net profit or operating margin; (xiv) costs, reductions in costs and cost control measures; (xv) funds from operations or funds available for distributions; (xvi) expenses; (xvii) working capital; (xviii) earnings or loss per share; (xix) adjusted pro forma earnings or loss per share; (xx) price per share of Common Stock or appreciation in and/or maintenance of such price; (xxi) economic value added models or similar metrics; (xxii) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product); (xxiii) implementation or completion of critical projects or processes; (xxiv) sales or market share; (xxv) licensing revenue; (xxvi) brand recognition/acceptance, (xxvii) inventory turns or cycle time and supply chain achievements (including, without limitation, establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products), (xxviii) strategic initiatives (including, without limitation, with respect to market penetration, geographic business expansion, manufacturing, commercialization, production and productivity, customer satisfaction and growth, employee satisfaction, recruitment and maintenance of personnel, human resources management, supervision of litigation and other legal matters, information technology, strategic partnerships and transactions (including acquisitions, dispositions, joint ventures, in-licensing and out-licensing of intellectual property, and establishment of relationships with commercial entities with respect to the marketing, distribution and sale of Company products, and factoring transactions, research and development and related activity, and financial or other capital raising transactions); (xxix) new or existing store results and operations and new store openings; and (xxx) financial ratios (including, without limitation, those measuring liquidity, activity, profitability or leverage), any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. Performance Criteria shall be calculated in accordance with the Company’s financial statements or generally accepted accounting principles, on an operating basis, or under a methodology established by the Committee prior to the issuance of an Award that is consistently applied and identified.
(b)    The Administrator, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments (including certain non-cash and other items not considered in the Company’s evaluation of ongoing operating performance, including equity-based compensation expense, non-cash deferred rent charges and certain non-recurring charges); (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in Applicable Law, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.”

B.	Section 2.42 of the 2015 Incentive Plan is hereby amended and restated in its entirety as follows (with emphasis on added or deleted terms):

“2.42 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards. In establishing a Performance Goal applicable to an Award, the Committee may provide that the attainment of the Performance Goal shall be measured by appropriately adjusting the evaluation of Performance Goal achievement to exclude (i) any non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s, a Subsidiary’s, business unit’s, division’s or department’s reported results, or (iii) the impact of any discontinued operations.”

C.	As hereby amended by this Amendment, the 2015 Incentive Plan remains in full force and effect.

IN WITNESS WHEREOF, each of the undersigned members of the Compensation Committee of the Board of Directors of Shake Shack Inc. has signed this Amendment No. 1 to 2015 Incentive Award Plan as of the date first above written.

/s/ Evan Guillemin
Name:	Evan Guillemin
Title:	Chair, Compensation Committee

/s/ Jenna Lyons
Name:	Jenna Lyons
Title:	Compensation Committee

/s/ Jonathan D. Sokoloff
Name:	Jonathan D. Sokoloff
Title:	Compensation Committee